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                                                                  EXHIBIT 10.103

           EIGHTH AMENDMENT TO STANDARD INDUSTRIAL LEASE MULTI-TENANT

        THIS EIGHTH AMENDMENT TO STANDARD INDUSTRIAL LEASE MULTI-TENANT (this "Eighth Amendment") is made and entered into as of November 18, 1998, by and between SHELTON INTERNATIONAL HOLDINGS, INC., a Hawaii corporation, formerly known as Shelton Properties, Inc., a Hawaii corporation ("Lessor"), and AXYS PHARMACEUTICALS INC., a Delaware corporation, successor in interest to Arris Pharmaceutical Corporation, a Delaware corporation ("Lessee").

                                    RECITALS

        A. Lessor, as "Lessor", and Lessee, as "Lessee", are parties to that certain Standard Industrial Lease-Multi-Tenant dated October 15, 1992 and First Addendum to Standard Industrial Lease, Second Addendum to Standard Industrial Lease and Third Addendum to Standard Industrial Lease (collectively, the "Original Lease"), as amended by (i) that certain Amendment No. 1 dated as of December 29, 1992, (ii) Second Amendment to Lease Agreement dated as of August 1, 1993, (iii) Third Amendment to Lease dated as of March 29, 1994, (iv) Fourth Amendment to Lease Agreement dated as of October 1, 1994, (v) Fifth Amendment to Lease Agreement dated as of August 28, 1995, (vi) Sixth Amendment to Lease Agreement dated as of March 27, 1996, and (vii) Seventh Amendment to Standard Industrial Lease Multi-Tenant dated as of February 13, 1998 (the Original Lease, as so amended, is referred to herein as the "Lease"), respecting certain "Premises" (as more particularly described in the Lease) commonly known as 385 Oyster Point Boulevard, Units 1, 3, 4, 5, 6, 11, 12, 13 and 14, South San Francisco, California 94080 (collectively, the "Premises"). All initial capitalized terms used herein but not herein defined shall have the meaning ascribed to such terms in the Lease.

        B. Lessor and Lessee now desire to enter into this Eighth Amendment to amend the Lease to provide for (i) the expansion of the Premises leased pursuant to the Lease to include certain "Additional Premises" (as hereinafter defined); and (ii) the extension of the term of the Lease so as to expire upon October 31, 2002, all upon the terms and subject to the conditions more particularly set forth herein.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Lessor and Lessee agree as follows:

        1. (a) As of the "Additional Premises Commencement Date" (as hereinafter defined), the Premises leased pursuant to the Lease shall include both the existing Premises (as described in Recital A above) plus that certain space containing approximately 2,700 square feet of floor area commonly known as 385 Oyster Point Boulevard, Unite 10 (the "Additional Premises"). The Additional Premises shall be leased by Lessee pursuant hereto in an "AS IS", "WHERE IS" condition, the parties hereby agreeing and acknowledging that neither Lessor nor any of Lessor's employees, agents, representatives or contractors has made any representations or warranties to Lessee as to the Additional Premises, its condition or use by Lessee; excepting only that prior to the delivery of possession of the Additional Premises, Lessor shall remove from the Additional Premises (i) any personal property or debris left in the Additional Premises by the existing tenant thereof upon the surrender of the Additional Premises by such existing tenant and (ii) the temporary office improvements made by the existing tenant of the Additional Premises located in the rear of the original office area within the Additional premises (the parties agreeing that Lessor's obligation shall only include removal of temporary office improvements but not improvements included as a part of such original office build out). As used herein, the "Additional Premises Commencement Date" shall mean the later to occur of December 1, 1998 or such date as Lessor delivers notice to Lessee that the Additional Premises are available for occupancy by Lessee in the condition required by this Eighth Amendment. The parties hereby acknowledge that the Additional Premises are presently leased to and occupied by an existing tenant and, accordingly, Lessor's ability to lease and deliver the Additional Premises pursuant hereto is subject to the condition precedent that Lessor terminate such existing tenant's lease and cause such existing tenant to vacate the Additional Premises (the "Condition Precedent"). Lessor shall not be liable for any failure to satisfy such Condition Precedent or any delay in the delivery of the Additional Premises pursuant hereto, nor shall any such delay affect this Eighth Amendment, except, however, that if such Condition Precedent is not satisfied by February 1, 1999, then, notwithstanding anything to the contrary contained in this Eighth Amendment, either party shall have the right to elect, by written notice

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delivered to the other party prior to the satisfaction of the Condition
Precedent, to nullify and terminate this Eighth Amendment, in which event this Eighth Amendment shall be of no force or effect and neither party shall have any right, obligation or liability hereunder.

               (b) Lessee's lease of the Additional Premises from and after the Additional Premises Commencement Date pursuant hereto shall be for a term co-terminous with the lease of the remainder of the Premises and shall otherwise be subject to all the terms and conditions of the Lease then applicable to the remainder of the Premises subject to the following:

                      (i) The term of the Lease of the Premises (including the Additional Premises) is hereby extended to expire upon October 21, 2002.

                      (ii) Base Rent payable under the Lease from and after the Additional Premises Commencement Date shall be as follows: from the Additional Premises Commencement Date through and including August 31, 1999, Base Rent shall equal $50,635.32 per month (being the sum of $48,016.32 per month allocable to the Premises other than the Additional Premises plus $2,619.00 per month allocable to the Additional Premises); from September 1, 1999 through and including August 31, 2000, Base Rent shall equal $52,663.98 per month; from September 1, 2000 through and including August 31, 2001, Base Rent shall equal $54,769.46 per month; and from September 1, 2001 through and including October 31, 2002, Base Rent shall equal $56,960.24 per month.

                      (iii) The Additional Premises shall be deemed for all purposes of the Lease (as hereby amended) to contain 2,700 square feet of floor area, such that from and after the Additional Premises Commencement Date, the Premises (including both the original Premises describe in Recital A above and the Additional Premises) shall be deemed to contain 52,200 square feet of floor area, and Lessee's Share of Real Property Taxes shall be deemed to be 12.923% and Lessee's Share of Operating Expenses shall be deemed to be 12.923%.

                      (iv) From and after the Additional Premises Commencement Date, the Security Deposit required of Lessee under the Lease shall be increased to equal $56,139.54 and, accordingly, upon the Additional Premises Commencement Date, Lessee shall deposit with Lessor the sum of $2,619.00 to increase the Security Deposit to such required amount.

                      (v) Lessee shall not cause or permit the Additional Premises to be integrated with, or metered jointly with, the remainder of the Premises for purposes of utility and mechanical systems serving the Additional Premises.

               (c) Each party represents and warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Eighth Amendment or the lease of the Additional Premises by Lessee pursuant hereto and that it knows of no real estate broker, agent or finder who is or might be entitled to a commission or fee in connection with this Eighth Amendment or the lease of the Additional Premises pursuant hereto. If either party has dealt with any finder or real estate broker with respect to leasing or renting the Additional Premises pursuant hereto, such party shall be solely responsible for the payment of any fees due said finder or broker and shall indemnify, defend and hold harmless the other party from and against any liabilities, damages or claims with respect thereto, including, without limitation, attorneys' fees and costs.

        2. This Eighth Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same instrument.

        3. Except as specifically amended by this Eighth Amendment, the Lease shall continue in full force and effect. In the event of any conflict between the provisions of the Lease and the provisions of this Eighth Amendment, the provisions of this Eighth Amendment shall prevail.

        IN WITNESS WHEREOF, Lessor and Lessee have entered into this Eighth Amendment as of the date first written above.

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LESSOR:                                      LESSEE:

SHELTON INTERNATIONAL HOLDINGS,              AXYS PHARMACEUTICALS, INC.,
INC., a Hawaii corporation                   a Delaware corporation

By:  AMB INVESTMENT MANAGEMENT, INC.,        By:  /s/  Frederick Ruegsegger
a Maryland corporation,                          -------------------------------
Its Investment Advisor                       Print Name:  Frederick Ruegsegger
                                                         -----------------------
By:  /s/ Gayle P. Starr                      Its:  Sr. V.P. & CFO
    ---------------------------------             ------------------------------
Print Name:  Gayle P. Starr
            -------------------------
Its:  Vice President
     --------------------------------